Exhibit 99.1

Kopin Reports Solid Results for First Quarter 2021

  Q1 2021 Total Revenues Increase 48% Year over Year
  Research & Development Revenues Increase 82% Year over Year
  Net Cash Used in Operating Activities was $0.2 Million for Q1 2021 versus $3.9 million in Q1 2020

WESTBOROUGH, Mass.--(BUSINESS WIRE)--May 4, 2021--Kopin Corporation (Nasdaq: KOPN), a leading provider of high-resolution micro-displays and sub-systems for defense, enterprise and consumer augmented reality (AR), virtual reality (VR) and mixed reality (MR) systems, today provided an update on its business initiatives and reported financial results for the first quarter ended March 27, 2021.

"We are pleased with the strong start to the year, reflecting increasing demand from customers in multiple market segments,” said Dr. John C.C. Fan, Kopin’s CEO. “Revenues increased by approximately 48% in the first quarter of 2021 as compared to the first quarter of 2020, primarily driven by our defense production and funded development programs where we now have more than 10 programs in various stages of development. Several of these are scheduled to reach initial production ramp and revenues in the second half of this year and beyond. Our active pipeline of development programs includes using our advanced display products in armored vehicle targeting and training systems, rotary-wing aircraft helmets, automatic and semi-automatic rifle day scopes and targeting systems, among others. These programs are all using our microdisplays and are increasingly utilizing our sophisticated optics systems and ruggedized assemblies. We believe we are the sole source supplier to most of these programs.

“Our R&D activities have been increasing in the past several quarters, reflecting the significant opportunities we see in the augmented and virtual reality space. In particular, our customer-funded R&D revenues jumped more than 80% year-over-year, primarily because of the accelerating interest in our efforts developing the next generation of displays and display technologies.”

Dr. Fan continued, “We also want to address the global semiconductor chip shortage that has impacted so many industries. While we do use semiconductor materials in our products, fortunately we did not experience any meaningful impact from the shortage in the first quarter of 2021. The current environment is dynamic, however, and we are working closely with our suppliers and customers to manage this potential issue.

“In short, we are continuing to make strong progress in executing our strategy and it is showing in our performance. We are experiencing the strongest defense segment activities in Kopin's history and we expect to make a number of exciting announcements in the coming months. We believe that both AR and VR have gained tremendous traction in the past year and we expect this momentum to continue for some time, with Kopin positioned to capitalize on this opportunity,” concluded Dr. Fan.

First Quarter Financial Results

Total revenues for the first quarter ended March 27, 2021 was $11.7 million, compared with $7.9 million for the first quarter ended March 28, 2020, a 48% increase year over year.

Cost of Products Sold for the first quarter ended March 27, 2021 was $6.4 million, compared with $5.6 million for the first quarter ended March 28, 2020. Gross margin for the first quarter of 2021 was 15% compared with 5% for the first quarter of 2020.

Research and Development (R&D) expenses for the first quarter of 2021 were $3.6 million compared to $2.3 million for the first quarter of 2020, a 52% increase year over year. The increase was driven by the increase in funded research and development revenues.

Selling, General and Administrative (SG&A) expenses were $5.9 million for the first quarter of 2021, compared to $3.4 million for the first quarter of 2020. Non-GAAP SG&A expenses were $3.5 million for the first quarter of 2021, compared to $3.3 million for the first quarter of 2020, a 5% increase year over year. A table that reconciles this non-GAAP financial measure to SG&A expenses, as reported, is included below.

Net Loss Attributable to Kopin Corporation for the first quarter of 2021 was $4.1 million, or $0.05 per share, compared with Net Loss Attributable to Kopin Corporation of $3.6 million, or $0.04 per share, for the first quarter of 2020. Non-GAAP Net Loss Attributable to Kopin Corporation for the first quarter of 2021 was $1.8 million, or $0.02 per share, compared with Non-GAAP Net Loss Attributable to Kopin Corporation of $3.5 million, or $0.04 per share, for the first quarter of 2020. A table that reconciles these non-GAAP financial measures to Net Loss Attributable to Kopin Corporation and Net Loss Per Share, as reported, is included below.

Net Cash Used in Operating Activities for the first quarter ended March 27, 2021 was approximately $0.2 million. Kopin's Cash and Equivalents and Marketable Securities were approximately $35.6 million at March 27, 2021 as compared to $20.7 million at December 26, 2020. During the quarter ended March 27, 2021, we issued 2.4 million shares under our then-existing At-The-Market (ATM) program and generated $15.5 million in net cash proceeds which concluded our initial $20 million ATM program.

We have no long-term debt.

All amounts above are estimates and readers should refer to our Form 10-Q for the quarter ended March 27, 2021, for final disposition as well as important risk factors.

Kopin Corporation
DISCUSSION REGARDING THE USE OF NON-GAAP FINANCIAL MEASURES

Our earnings release contains some or all of the following financial measures that have not been calculated in accordance with United States Generally Accepted Accounting Principles (“GAAP”): (i) non-GAAP SG&A expenses, (ii) non-GAAP Net Loss Attributable to Kopin Corporation, and (iii) non-GAAP Net Loss Per Share. A non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statements of operation, balance sheets, or statements of cash flows of a company; or, includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. As set forth in the “Unaudited Reconciliations of Non-GAAP Financial Measures” table found below, we derive such non-GAAP financial measures by excluding stock-based compensation expenses from the respective GAAP financial measure that is most directly comparable to each non-GAAP financial measure. Management uses these non-GAAP financial measures to evaluate our operating performance and compare it against past periods, make operating decisions, forecast for future periods, and compare our operating performance against peer companies. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating an item that management believes might otherwise make comparisons of our ongoing business with prior periods and competitors more difficult, obscure trends in ongoing operations or reduce management’s ability to make forecasts.

We provide investors with non-GAAP Net Loss Attributable to Kopin Corporation and non-GAAP Net Loss Per Share because we believe it is important for investors to be able to closely monitor and understand changes in our ability to generate income from ongoing business operations. We believe these non-GAAP financial measures give investors an additional method to evaluate historical operating performance and identify trends, an additional means of evaluating period-over-period operating performance and a method to facilitate certain comparisons of our operating results to those of our peer companies. We also believe that providing non-GAAP Net Loss Attributable to Kopin Corporation and non-GAAP Net Loss Per Share allows investors to assess the extent to which our ongoing operations impact our overall financial performance. We further believe that providing non-GAAP Net Loss Attributable to Kopin Corporation and non-GAAP Net Loss Per Share allows investors to assess the overall financial performance of our ongoing operations by eliminating the impact of stock-based compensation expense, which may not occur in each period presented and which may represent non-cash items unrelated to our ongoing operations.

We calculate non-GAAP SG&A expenses, non-GAAP Net Loss Attributable to Kopin Corporation and non-GAAP Net Loss Per Share by eliminating stock-based compensation expense from each of Selling, General and Administrative expenses, Net Loss Attributable to Kopin Corporation, and Net Loss Per Share, respectively, each of which is derived from our condensed consolidated statements of operations. We exclude stock-based compensation because (1) the total amount of expense is partially outside of our control because it is based on factors such as stock price, which may be unrelated to our performance during the period in which the expense is incurred and (2) the amount of the expense can vary significantly between companies due to factors that can be outside of the control of such companies.

The non-GAAP financial measures presented in the table below should not be considered in isolation and are not an alternative for the respective GAAP financial measure that is most directly comparable to each such non-GAAP financial measure. Readers are cautioned against placing undue reliance on these non-GAAP financial measures and are urged to review and consider carefully the adjustments made by management to the most directly comparable GAAP financial measures to arrive at these non-GAAP financial measures. Non-GAAP financial measures may have limited value as analytical tools because they may exclude certain expenses that some investors consider important in evaluating our operating performance or ongoing business performance. Further, non-GAAP financial measures are likely to have limited value for purposes of drawing comparisons between companies as a result of different companies potentially calculating similarly titled non-GAAP financial measures in different ways because non-GAAP measures are not based on any comprehensive set of accounting rules or principles.

Conference Call

Kopin will host a conference call this morning at 8:30am ET. To participate, please dial 1-800-437-2398 (U.S. and Canada) or 1-323-289-6576 (International). The call will also be available as a live and archived audio webcast on the Investor Relations section of Kopin's website at www.kopin.com.

About Kopin

Kopin Corporation is a leading developer and provider of innovative wearable technologies and critical components for integration into wearable computing systems for defense, industrial and consumer products. Kopin’s technology portfolio includes ultra-small displays, optics, and low-power ASICs. For more information, please visit Kopin’s website at www.kopin.com.

Forward-Looking Statements

Statements in this press release may be considered "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which are subject to the safe harbor created by such sections. Words such as "expects," "believes," "can," "will," "estimates," and variations of such words and similar expressions, and the negatives thereof, are intended to identify such forward-looking statements. We caution readers not to place undue reliance on any such "forward-looking statements," which speak only as of the date made, and advise readers that these forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties, estimates, and assumptions by us that are difficult to predict. These forward-looking statements may include statements with respect to: when our development programs will go into production and generate revenues; our belief that we are the sole source supplier defense programs; our expectation that we will make a number of announcements in the coming months; and our belief that Kopin is in a great position to capitalize in the future. Various factors, some of which are beyond our control, could cause actual results to differ materially from those expressed in, or implied by, such forward-looking statements. All such forward-looking statements, whether written or oral, and whether made by us or on our behalf, are expressly qualified by these cautionary statements and any other cautionary statements that may accompany the forward-looking statements. In addition, we disclaim any obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release, except as may otherwise be required by the federal securities laws. These forward-looking statements are only predictions, subject to risks and uncertainties, and actual results could differ materially from those discussed. Important factors that could affect performance and cause results to differ materially from management's expectations are described in Part I, Item 1A. Risk Factors; Part II, Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations; and other parts of our Annual Report on Form 10-K for the fiscal year ended December 28, 2019, or as updated from time to time our Securities and Exchange Commission filings.

Kopin Corporation
Unaudited Reconciliations of Non-GAAP Financial Measures
(Unaudited)

	Three Months Ended

	March 27, 2021	March 28, 2020

GAAP Selling, general and administration	5,905,706	3,432,092
Stock-based compensation expense	2,382,329	89,356
Non-GAAP Selling, general and administration	3,523,377	3,342,736
Kopin Corporation
Supplemental Information
(Unaudited)

	Three Months Ended

	March 27, 2021	March 28, 2020
Display Revenues by Category (in millions)
Defense	$5.0	$3.5
Industrial/Enterprise	2.0	2.2
Consumer	0.5	0.2
R&D	3.6	2.0
License and Royalties	0.6	-
Total	$11.7	$7.9

Stock-Based Compensation Expense
Cost of product revenues	$134,000	$14,000
Research and development	94,000	55,000
Selling, general and administrative	2,382,000	89,000
	$2,610,000	$158,000

Other Financial Information
Depreciation and amortization	$205,000	$171,000

Kopin Corporation
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended
	March 27, 2021	March 28, 2020
Revenues:
Net product revenues	$7,568,845	$5,919,206
Research and development	3,560,743	$1,959,399
Other revenues	546,781	-
	11,676,369	7,878,605
Expenses:
Cost of product revenues	6,396,671	5,647,847
Research and development	3,563,300	2,339,748
Selling, general and administration	3,523,377	3,342,736
	13,483,348	11,330,331

Loss from operations	(1,806,979)	(3,451,726)

Other income (expense), net	36,585	(86,909)

Loss before provision for income taxes and net loss (income)	(1,770,394)	(3,538,635)
from noncontrolling interest

Tax provision	(33,000)	(29,000)

Net loss	(1,803,394)	(3,567,635)

Net loss (income) attributable to noncontrolling interest	39,485	61,472

Net loss attributable to Kopin Corporation	$(1,763,909)	$(3,506,163)

Net loss per share:
Basic and diluted	$(0.02)	$(0.04)

Weighted average number of common shares outstanding:
Basic and diluted	87,378,288	82,536,416

Kopin Corporation
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended
	March 27, 2021	March 28, 2020
Revenues:
Net product revenues	$7,568,845	$5,919,206
Research and development	3,560,743	1,959,399
Other revenues	546,781	-
	11,676,369	7,878,605
Expenses:
Cost of product revenues	6,396,671	5,647,847
Research and development	3,563,300	2,339,748
Selling, general and administration	5,905,706	3,432,092
	15,865,677	11,419,687

Loss from operations	(4,189,308)	(3,541,082)

Other income (expense), net	36,585	(86,909)

Loss before provision for income taxes and net loss (income)	(4,152,723)	(3,627,991)
from noncontrolling interest

Tax provision	(33,000)	(29,000)

Net loss	(4,185,723)	(3,656,991)

Net loss (income) attributable to noncontrolling interest	39,485	61,472

Net loss attributable to Kopin Corporation	$(4,146,238)	$(3,595,519)

Net loss per share:
Basic and diluted	$(0.05)	$(0.04)

Weighted average number of common shares outstanding:
Basic and diluted	87,378,288	82,536,416

Kopin Corporation
Condensed Consolidated Balance Sheets
(Unaudited)

	March 27, 2021	December 26, 2020
ASSETS
Current assets:
Cash and marketable securities	$35,633,682	$20,748,550
Accounts receivable, net	7,807,465	9,260,865
Inventory	5,455,134	4,455,756
Contract assets and unbilled receivables	1,115,419	3,521,753
Prepaid and other current assets	2,036,754	1,469,256

Total current assets	52,048,454	39,456,180

Plant and equipment, net	1,662,315	1,626,930
Operating lease right-of-use assets	1,521,315	1,780,039
Equity investments	4,522,445	4,523,525
Other assets	162,473	162,473

Total assets	$59,917,002	$47,549,147

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$5,594,876	$5,606,910
Accrued expenses	4,523,189	4,295,315
Customer deposits	2,782,056	3,950,031
Deferred tax liabilities	538,826	554,031
Contract liabilities and billings in excess of revenue earned	1,176,872	1,493,847
Operating lease liabilities	886,609	982,375

Total current liabilities	15,502,428	16,882,509

Other long term liabilities	1,580,670	1,546,737
Operating lease liabilities, net of current portion	643,043	821,306

Total Kopin Corporation stockholders' equity	42,367,182	28,435,431
Noncontrolling interest	(176,321)	(136,836)
Total stockholders' equity	42,190,861	28,298,595
Total liabilities and stockholders' equity	$59,917,002	$47,549,147

Contacts

Richard Sneider, 508-870-5959
Treasurer and Chief Financial Officer
Richard_Sneider@kopin.com
or
Market Street Partners
Joann Horne, 415-445-3233
JHorne@marketstreetpartners.com